UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 18, 2007

American Oriental Bioengineering, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

0-29785	84-0605867
(Commission File Number)	(IRS Employer Identification No.)

No. 4018, Jintian Road, Anlian Plaza

12 F Suite B02, Futian District

Shenzhen, PRC 518026

(Address of principal executive offices and zip code)

011-86-451-8666-6601

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 18, 2007, American Oriental Bioengineering, Inc. (“Company”) entered into and consummated an Acquisition Agreement with Bonson Investment Holdings Limited (“Seller”), a company organized under the laws of the British Virgin Islands, pursuant to which the Company purchased from Seller all of the outstanding capital stock of Guangxi Boke Pharmaceutical Limited (“Boke”), a corporation organized under the laws of the People’s Republic of China, for a cash purchase price of US$36.5 million (approximately RMB 274 million). The source of the cash used for the acquisition was from working capital of the Company. Boke, located in the city of Nanning in the Guangxi Province of the People’s Republic of China, manufactures and distributes plant-based pharmaceutical, nutraceutical and personal care products, marketed primarily in China, with the majority of its products sold over-the-counter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING, INC.

By:	/s/ Yanchun Li
Name:	Yanchun Li
Title:	Chief Financial Officer

Dated: October 24, 2007